                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

    Filed by registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    FOREST LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                    FOREST LABORATORIES, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount previously paid:
         -----------------------------------------------------------------------
     2)  Form, schedule or registration statement No.:
         -----------------------------------------------------------------------
     3)  Filing party:
         -----------------------------------------------------------------------
     4)  Date filed:

------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           FOREST LABORATORIES, INC.
                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of the Stockholders of Forest Laboratories, Inc. (the "Company") will be held on August 21, 1998 at 10:00 a.m., at Chase Manhattan Corporate Headquarters, 270 Park Avenue, New York, New York for the following purposes:

        1. To elect a Board of seven Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

        2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to authorize additional shares of the Company's Common Stock (Proposal 2);

        3. To consider and vote upon a proposal to ratify the adoption by the Board of Directors of the Company's 1998 Stock Option Plan (Proposal 3);

        4. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending March 31, 1999 (Proposal 4); and

        5. To transact such other business as may properly be brought before the Meeting.

    Stockholders of record at the close of business on June 23, 1998 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report for the fiscal year ended March 31, 1998 is being mailed to stockholders simultaneously herewith.

    YOU ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT, KINDLY FILL IN AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES, AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR VOTE CAN BE RECORDED. THIS MAY SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

                                          By Order of the Board of Directors

                                          WILLIAM J. CANDEE, III,
                                          SECRETARY

June 30, 1998
New York, New York

                           FOREST LABORATORIES, INC.
                                909 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                                PROXY STATEMENT

    Your proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting (the "Meeting") of Stockholders to be held on Friday, August 21, 1998, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and form of proxy are being mailed to stockholders on or about June 30, 1998.

    Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to the Secretary of the Company; mere attendance at the Meeting, without such notice, will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a stockholder and, if no direction is made, will be voted for the election of each of the seven nominees for election as directors and in favor of the other proposals described herein.

    The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

    As of June 23, 1998, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 80,540,076 shares of the Company's common stock, par value $.10 per share (the "Common Stock") which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

    The Company's by-laws provide that stockholders holding a majority of the outstanding shares of Common Stock shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of a majority of all the issued and outstanding shares of Common Stock is required for the adoption of Proposal 2. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for the approval of Proposals 3 and 4.

    Votes at the Annual Meeting will be tabulated by two independent inspectors of election appointed by the Company or the Company's transfer agent. As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock is required for the approval of Proposal 2, abstentions and "broker non-votes" will have the same effect as negative votes. As the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy is necessary for the approval of Proposals 3 and 4, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with American Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposals 2 and 4, and will not have discretionary authority with respect to Proposal 3. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."

    Only stockholders of record at the close of business on June 23, 1998 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

    IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO INSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of June 23, 1998 the name, address and holdings as to each person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                                                      AMOUNT AND
                                                                                       NATURE OF
NAME AND ADDRESS                                                                      BENEFICIAL         PERCENT
  OF BENEFICIAL OWNER                                                                  OWNERSHIP        OF CLASS
---------------------------------------------------------------------------------  -----------------  -------------
Howard Solomon                                                                         5,209,906(1)          6.47%
  909 Third Avenue
  New York, New York 10022
Brinson Partners, Inc.                                                                 7,905,374(2)          9.82%
  209 South LaSalle Street
  Chicago, Illinois 60604
J.P. Morgan & Co., Incorporated                                                        6,638,534(3)          8.24%
  60 Wall Street
  New York, New York 10260
FMR Corp.                                                                              8,634,600(4)         10.72%
  82 Devonshire Street
  Boston, Massachusetts 02109
Salomon Smith Barney Holdings, Inc.                                                    4,125,738(5)          5.12%
  Travelers Group, Inc.
  388 Greenwich Street
  New York, New York 10013

------------------------

(1) Includes 3,986,748 shares subject to options exercisable by Mr. Solomon within 60 days from the date hereof, which shares are deemed to be outstanding for purposes of calculating Mr. Solomon's percentage ownership, but not for purposes of calculating any other person's percentage ownership.

(2) Based upon information set forth in an Information Statement on Schedule 13G filed by Brinson Partners, Inc. ("BPI"), a registered investment advisor and wholly owned subsidiary of Brinson Holdings, Inc. with the Securities and Exchange Commission ("SEC"). Includes shares beneficially owned by Brinson Trust Company, and other affiliates of BPI.

(3) Based upon information set forth in an Information Statement on Schedule 13G filed by J.P. Morgan & Co., Incorporated ("J.P. Morgan") with the SEC with respect to accounts maintained by third persons at J.P. Morgan.

(4) Based upon information set forth in an Information Statement on Schedule 13G filed by FMR Corp. with the SEC.

(5) Based upon information set forth in an Information Statement on Schedule 13G by Salomon Smith Barney Holdings, Inc. and Travelers Group, Inc. with the SEC.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The by-laws of the Company provide that there shall be three to eleven directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the by-laws of the Company, is seven.

    Unless otherwise specified, each proxy received will be voted for the election as directors of the seven nominees named below (four of whom were elected at the 1997 Annual Meeting of Stockholders and three of whom were appointed by the Board of Directors in February 1998) to serve until the 1999 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Company's by-laws.

    The following persons have been nominated as directors:

                                                                                                              HAS BEEN
NAME AND PRINCIPAL                                                                                           A DIRECTOR
OCCUPATION OR POSITION                                                                               AGE        SINCE
------------------------------------------------------------------------------------------------     ---     -----------
Howard Solomon                                                                                           70        1964
  President and Chief Executive Officer of the Company since 1977.
William J. Candee, III                                                                                   71        1959
  Of Counsel, Rivkin, Radler & Kremer, Attorneys at Law, where Mr. Candee had been a partner since May 1989.
George S. Cohan                                                                                          74        1977
  President, The George Cohan Company, Inc., consultants, since June 1989. For more than five years prior thereto, Mr. Cohan served as President of Doremus & Co., Inc. and its predecessors, an advertising and public relations firm.
Dan L. Goldwasser                                                                                        58        1977
  Partner, Vedder, Price, Kaufman, Kammholz & Day, Attorneys at Law, since May 1992.
Lester B. Salans, M.D.                                                                                   62        1998
  Clinical Professor and member of the Clinical Attending Staff, Internal Medicine, Mount Sinai
  and member of the Adjunct Faculty, Rockefeller University. Dr. Salans was formerly Vice
  President, Academic and Scientific Affairs and Vice President, Preclinical Research at Sandoz
  Pharmaceutical Corporation.
Phillip M. Satow                                                                                         57        1998
  Executive Vice President of the Company and President of the Company's Forest Pharmaceuticals,
  Inc. subsidiary since February 1998. For thirteen years prior thereto, Mr. Satow served as
  Executive Vice President-Marketing of the Company.
Kenneth E. Goodman                                                                                       50        1998
  Executive Vice President-Operations and Chief Financial Officer of the Company since February
  1998. For eighteen years prior thereto, Mr. Goodman served as Vice President-Finance of the
  Company.

    Certain information regarding the beneficial ownership of Common Stock by each such director and nominee is set forth below at "Security Ownership of Management."

                       EXECUTIVE OFFICERS OF THE COMPANY

NAME                                                  AGE                      POSITION WITH THE COMPANY
------------------------------------------------      ---      ---------------------------------------------------------

Howard Solomon                                            70   President and Chief Executive Officer

Phillip M. Satow                                          57   Executive Vice President

Kenneth E. Goodman                                        50   Executive Vice President-Operations and Chief Financial
                                                               Officer

Lawrence S. Olanoff, M.D., Ph.D.                          46   Senior Vice President-Scientific Affairs

Elaine Hochberg                                           41   Vice President-Marketing

    See the table of nominees for election as directors for biographical data with respect to
Messrs. Solomon, Satow and Goodman.

    Dr. Lawrence S. Olanoff was elected Senior Vice President-Scientific Affairs of the Company in February 1998. From October 1995 through February 1998, Dr. Olanoff served as Vice President-Scientific Affairs. From 1993 until he joined the Company in 1995, Dr. Olanoff was Senior Vice President, Clinical Research and Development at Sandoz Pharmaceutical Corporation. For nine years prior thereto, Dr. Olanoff was employed by The Upjohn Company, where his last position was Corporate Vice President, Clinical Development and Medical Affairs.

    Elaine Hochberg was elected Vice President-Marketing of the Company in February 1998. From June 1997 through February 1998, Ms. Hochberg served as Vice President-Marketing of Forest Pharmaceuticals, Inc., a wholly-owned subsidiary of Forest. Prior to joining Forest in 1997, Ms. Hochberg was Assistant Vice President-Marketing at Wyeth-Lederle Laboratories.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of June 23, 1998 of (i) the Chief Executive Officer and each of the Company's other executive officers at March 31, 1998, (ii) each director and nominee to serve as a director and (iii) all directors and executive officers of the Company as a group:

                                                                                    AMOUNT AND NATURE
                                                                                       BENEFICIAL        PERCENT OF
NAME OF BENEFICIAL OWNER                                                                OWNERSHIP           CLASS
---------------------------------------------------------------------------------  -------------------  -------------

Howard Solomon                                                                           5,209,906(1)          6.47%

William J. Candee, III                                                                      47,416(2)         *

George S. Cohan                                                                             43,000(3)         *

Dan L. Goldwasser                                                                           47,540(4)         *

Lester B. Salans, M.D.                                                                           0(5)         *

Phillip M. Satow                                                                           923,764(6)          1.15%

Kenneth E. Goodman                                                                       1,078,900(7)          1.34%

Dr. Lawrence S. Olanoff                                                                     51,000(8)         *

Elaine Hochberg                                                                             12,000(9)         *

All directors and executive officers as a group                                          7,413,526(10)         9.20%

------------------------

      * less than 1%

    (1) Includes 3,986,748 shares subject to options exercisable within 60 days of the date hereof.

    (2) Includes 44,000 shares subject to options exercisable within 60 days of the date hereof.

    (3) Includes 28,000 shares subject to options exercisable within 60 days of the date hereof.

    (4) Includes 28,000 shares subject to options exercisable within 60 days of the date hereof. Does not include 1,300 shares owned by Mr. Goldwasser's wife as to which shares Mr. Goldwasser disclaims beneficial ownership.

    (5) Does not include 800 shares owned by Dr. Salans' wife.

    (6) Includes 876,756 shares subject to options exercisable within 60 days of the date hereof. Also includes 28,300 shares held in trusts, of which Mr. Satow is a trustee, for the benefit of Mr. Satow's children.

    (7) Includes 1,035,000 shares subject to options exercisable within 60 days of the date hereof.

    (8) Includes 51,000 shares subject to options exercisable within 60 days of the date hereof.

    (9) Includes 12,000 shares subject to options exercisable within 60 days of the date hereof.

   (10) Includes 6,061,504 shares subject to options exercisable within 60 days of the date hereof.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Federal securities laws require that the individuals and groups listed in the preceding table must report to the SEC and the Company, within certain periods, how many shares of the Company's equity securities they own and if they conducted certain transfers in such securities. Based upon information furnished by these stockholders, the Company believes that, except as disclosed in the following sentence, all required filings for the most recent fiscal year and prior fiscal years have been made. During the most recent fiscal year, a monthly report for Elaine Hochberg, appointed as an executive officer of the Company in February 1998, was inadvertently filed after the due date. All transactions have now been reported.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended March 31, 1998, 1997 and 1996, compensation paid by the Company to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer during fiscal year 1998, including salary, bonuses, stock options and certain other compensation:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                                                                  COMPENSATION
                                                                                                   AWARDS(1)
NAME                                                             ANNUAL COMPENSATION        ------------------------
AND                                                        -------------------------------               ALL OTHER
PRINCIPAL                                                              SALARY      BONUS    OPTIONS/   COMPENSATION
POSITION                                                     YEAR        ($)        ($)        (#)        ($)(2)
---------------------------------------------------------  ---------  ---------  ---------  ---------  -------------
Howard Solomon,                                                 1998    621,271     60,000    200,000       28,987
  President and Chief Executive Officer                         1997    610,021          0          0       20,803
                                                                1996    583,769     60,000    200,000       15,535

Phillip M. Satow,                                               1998    442,015     50,000    100,000       20,530
  Executive Vice President                                      1997    434,515          0          0       17,410
                                                                1996    415,764     50,000    150,000       15,959

Kenneth E. Goodman,                                             1998    413,014     50,000    100,000       18,780
  Executive Vice President-Operations and Chief Financial       1997    405,514          0          0       14,852
  Officer                                                       1996    386,763     50,000    100,000       15,461

Dr. Lawrence S. Olanoff,                                        1998    382,500     50,000     40,000       17,903
  Senior Vice President-Scientific Affairs                      1997    356,250     35,000     60,000        5,509
                                                                1996(3)   153,410   100,000   120,000            0

Elaine Hochberg,                                                1998(4)   187,615    20,000    80,000        3,887
  Vice President-Marketing

------------------------

(1) The Company has no long term incentive compensation plan other than its several Employee Stock Option Plans described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long term incentive plan pay-outs.

(2) Consists of group term life insurance and compensation credited to such executive officers pursuant to the Forest Laboratories, Inc. Savings and Profit Sharing Plan (the "Plan"), which covers employees of the Company and certain of its subsidiaries. Under the Plan, all regular employees of the Company and certain subsidiaries who are employed for at least six months prior to the Plan year end become participants of the Plan. Contributions, which are made at the discretion of the Company's Board of Directors, may not exceed 25 percent of the individual Plan participant's gross salary (up to a maximum salary of $150,000), including allocated forfeitures for the Plan year. Plan participants vest over a period of 3 to 7 years of credited service. The Company did not pay or provide other forms of annual compensation (such as perquisites) to any of the named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

(3) Reflects compensation from the date Dr. Olanoff joined the Company.

(4) Reflects compensation from the date Ms. Hochberg joined the Company.

OPTIONS GRANTED IN FISCAL 1998

    The following information is furnished for the fiscal year ended March 31, 1998 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the

Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                                                                                                  POTENTIAL REALIZABLE
                                                                                                         VALUE
                                                                                                   AT ASSUMED ANNUAL
                                                                                                        RATES OF
                                                                                                      STOCK PRICE
                                                  % OF TOTAL                                        APPRECIATION FOR
                                    OPTIONS     OPTIONS GRANTED    EXERCISE PRICE                  OPTION TERM($)(1)
                                    GRANTED      TO EMPLOYEES        PER SHARE      EXPIRATION   ----------------------
NAME                                  (#)     DURING FISCAL YEAR       ($/S)           DATE          5%         10%
---------------------------------  ---------  -------------------  --------------  ------------  ----------  ----------
Howard Solomon                       200,000            7.36            22.1250      12/19/2007   2,782,859   7,052,310
Phillip M. Satow                     100,000            3.68            22.1250      12/19/2007   1,391,429   3,526,155
Kenneth E. Goodman                   100,000            3.68            22.1250      12/19/2007   1,391,429   3,526,155
Dr. Lawrence S. Olanoff               40,000            1.47            22.1250      12/19/2007     556,572   1,410,462
Elaine Hochberg                       80,000            2.94            21.5625      06/24/2003     586,665   1,330,943

------------------------

(1) Represents the potential value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options. The increase in shareholders' equity to all shareholders of the Company measured over the same period at the same assumed rates of appreciation and based upon the market price for the Common Stock on the date such options were granted would be $1,119,855,800 and $2,837,934,468, respectively.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR END OPTION VALUES

    The following information is furnished for the fiscal year ended March 31, 1998 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year.

                                                                                                    VALUE OF
                                                                                                   UNEXERCISED
                                                                NUMBER OF UNEXERCISED             IN THE MONEY
                                     SHARES                    OPTIONS AT 3/31/98 (#)        OPTIONS AT 3/31/98 ($)
                                    ACQUIRED       VALUE     ---------------------------  -----------------------------
NAME                             ON EXERCISE(#)  REALIZED($) EXERCISABLE NON-EXERCISABLE  EXERCISABLE   NON-EXERCISABLE
-------------------------------  --------------  ----------  ----------  ---------------  ------------  ---------------
Howard Solomon                        313,580     6,545,983   3,986,748       130,000       90,985,913      1,817,498
Phillip M. Satow                      417,244     7,609,369     876,756        65,000       15,932,686        908,745
Kenneth E. Goodman                    144,556     3,516,773   1,035,000        65,000       20,450,606        908,745
Dr. Lawrence S. Olanoff                                          51,000       169,000          822,185      2,800,306
Elaine Hochberg                                                                80,000                       1,147,500

BENEFITS AGREEMENTS

    On December 1, 1989 the Board of Directors adopted a policy of granting certain medical insurance benefits to senior corporate executive officers and their spouses upon the completion of 10 years of service by such senior officers. The benefit would be provided to such executives and their spouses for their lifetimes following the termination of such executive's employment with the Company, and would be equivalent to the medical insurance benefits provided to such executives as of the date of their termination or as of December 1, 1989, if more favorable. The benefit need not be provided to the extent and for any time that the executive obtained comparable insurance from a subsequent employer. The Company has entered into formal written benefits agreements with each of Messrs. Solomon, Goodman and Satow granting the 10 year service benefit.

    Effective March 31, 1994, the Company entered into "split dollar" life insurance benefit agreements with each of Messrs. Solomon, Satow and Goodman. Each of these agreements provides that the Company will pay the premiums on a life insurance policy owned by and for the benefit of the executive. Upon the death of the executive (or other realization by the executive upon the principal amount of the policy), proceeds of the life insurance policy will be applied to repay the Company for all premiums paid on behalf of the executive. The Company is obligated to continue to pay premiums under these agreements until the covered life insurance policies are paid in full, notwithstanding the termination of the executive's employment with the Company. The Company is further obligated to pay all such premiums in a lump sum in the event the Company undergoes a "change in control."

    The Company has entered into employment agreements with several key employees, including each of Messrs. Solomon, Satow, Goodman, Dr. Olanoff and Ms. Hochberg. Each of these agreements becomes effective only upon the occurrence of a "change in control" and provides that the executive is entitled to salary, bonus and benefits for a three year period following a "change in control" of the Company if the executive's employment terminates during such period without cause or for good reason. Subject to certain exceptions, a "change in control" is (i) an acquisition of 20% or more of the Common Stock or voting securities of the Company by a person or group not acquiring their shares directly from the Company, (ii) a change in the majority of the current Board of Directors or their designated successors not consented to by such current Board of Directors or designated successors, and (iii) a liquidation or dissolution of the Company or merger, consolidation or sale of all or substantially all of the Company's assets which involves a greater than 50% change in the shareholders of the Company or the replacement of a majority of the current Board of Directors or their designated successors.

STOCK OPTIONS

    The Company's 1990 and 1994 Employee Stock Option Plans (the "Plans") provide that options may be granted to purchase shares of Common Stock at a price per share fixed by the Board of Directors, provided that, in the case of Incentive Stock Options ("ISO's"), as defined by Section 422 of the Internal Revenue Code of 1986 (the "Code"), such price may not be less than fair market value on the date of the option grant. All employees of the Company and its subsidiaries are eligible to receive options under the Plans.

    The Plans provide that the Board of Directors may determine the employees to whom options are to be granted and the number of shares subject to each option. The purchase price for shares must be paid in cash or by the tender of shares of Common Stock having a fair market value, as determined by the Board, equal to the option exercise price.

    The non-employee directors of the Company participated in the Amended Directors' Stock Option Plan (the "Directors' Plan"), which expired on June 9, 1998. Under the Directors' Plan an initial grant of options covering 20,000 shares of Common Stock each were granted to each of the Company's non-employee directors at an exercise price of $4.593 per share (being the average price for the Common Stock on the American Stock Exchange on August 15, 1988, the date of stockholder approval of the Directors' Plan) and pursuant to which an initial grant of options (having an exercise price equal to the average price of the Common Stock on the date of grant) covering 14,000 shares of Common Stock were automatically granted to persons who become non-employee directors from and after the adoption of the Directors' Plan. Twenty-five percent of the foregoing options become exercisable on the date of grant and on each anniversary of such date until all such options are exercisable.

    The Directors' Plan further provided for the automatic annual grant to each of the Company's non-employee directors of options to purchase 2,000 shares of Common Stock on the date of their annual election or re-election by the Company's stockholders. Each such option grant was at an exercise price equal to the average price of the Common Stock on the American Stock Exchange on the date of grant and became exercisable six months after the date of option grant. All options granted under the Directors' Plan have a term of 10 years from the date of grant (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors).

DIRECTORS' COMPENSATION

    In addition to automatic annual option grants under the Directors' Plan, each non-employee director of the Company received $22,500 for their services as director during the fiscal year ended March 31, 1998, except for Mr. Candee who received $25,000 for his services as director and the Company's secretary and Chairman of the Audit Committee.

                           COMMITTEES; BOARD MEETINGS

    The Company has an audit committee composed of Messrs. Candee and Goldwasser. During the fiscal year ended March 31, 1998, the audit committee met on 3 occasions for the purpose of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements and scope of the audit; and (iii) reviewing the Company's internal accounting procedures and controls and recommendations of the Company's auditors.

    The Company does not have a nominating or compensation committee.

    The Board of Directors of the Company held 4 meetings during the fiscal year ended March 31, 1998 and no incumbent director attended fewer than 75% of the aggregate of such meetings and the number of meetings of each committee of which he is a member.

                        REPORT ON EXECUTIVE COMPENSATION
                           BY THE BOARD OF DIRECTORS
                         AND THE STOCK OPTION COMMITTEE

COMPENSATION POLICY

    The Company's Board of Directors (the "Board") is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and the award of stock options (in the case of options to be granted under the Company's Employee Stock Option Plans, such responsibility is limited to the recommendation of awards to the Company's Stock Option Committee). The Board is currently composed of seven members, four of whom are non-employee directors and three of whom, Messrs. Solomon, Satow and Goodman, are, respectively, the President and Chief Executive Officer, Executive Vice President, and Executive Vice President-Operations and Chief Financial Officer, of the Company. In addition, three of the non-employee directors, Messrs. Goldwasser, Candee and Cohan, serve as a Stock Option Committee which administers the granting of options under the Company's Employee Stock Option Plans, including the award of options to the Company's executive officers.

    The policy of the Board is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the long term growth objectives of the Company and the enhancement of shareholder value as reflected in the growth of the Company's market capitalization. Contributions to specific Company objectives, including the development and acquisition of new product opportunities, the progress of clinical and other studies and development activities required to bring new ethical pharmaceutical products to market and the successful marketing of the Company's principal products are evaluated in setting compensation policy. Executive compensation decisions have traditionally been made on a calendar year basis.

    Long term incentive compensation policy consists exclusively of the award of stock options under the Company's Employee Stock Option Plans and individual option grants, which serve to identify the reward for executive performance with increases in value created for shareholders.

COMPANY PERFORMANCE AND CEO COMPENSATION

    Executive compensation for the fiscal year ended March 31, 1998 consisted of base salary, an annual bonus and the award of stock options by the Stock Option Committee as indicated at "Options Granted in Fiscal 1998." The Board met in December 1997 to review executive compensation for the calendar year commencing January 1, 1998. The Board reviewed data relating to operating and financial goals and achievements (and specifically relating to the results of the Company's policy of eliminating certain trade inventories to lower excessive trade inventories of the Company's principal products, progress of various clinical development programs and the in-licensing and acquisition of products and product development opportunities), the recent history of the compensation granted by the Board to the Company's highest paid executive officers, the compensation policy of the Board and rules of the SEC with respect to disclosure of the compensation and compensation policies applicable to executive officers of the Company.

    The Board noted that for the six months ended September 30, 1997, the Company had returned to strong profitability following the elimination of trade incentives that had resulted in excess trade inventories of the Company's principal products. The Board further noted that the Company's level of earnings was expected to continue for the balance of the 1998 fiscal year.

    In addition, the Board noted the achievement of the following strategic objectives during calendar year 1997: the filing of New Drug Applications for Celexa-TM- (citalopram) and Synapton-TM-, FDA approval of the marketing of Monurol-Registered Trademark-, the exceeding of budget expectations for the marketing of Tiazac-Registered Trademark-, Climara-Registered Trademark-and Cervidil-Registered Trademark-, the continued expansion of the Company's salesforce and distribution capabilities in anticipation of the launch of Celexa, and the completion of a $60,000,000 funding to assist in the launch and marketing of Celexa.

    The Board considered several key factors in determining the executive compensation of the highest paid officers, including, the underlying performance of the Company as shown in its return to profitability following a loss for the 1997 fiscal year, the accomplishment of strategic objectives during the past year, and compensation granted by comparable companies in the pharmaceutical industry. Accordingly, the Board approved an increase in base compensation and granted bonus and stock options for the Company's senior executive officers, including the Chief Executive Officer.

    During fiscal 1998, the Stock Option Committee awarded stock options to Howard Solomon, President and Chief Executive Officer, Phillip M. Satow, Executive Vice President, Kenneth E. Goodman, Executive Vice President-Operations and Chief Financial Officer, Dr. Olanoff, Senior Vice President-Scientific Affairs and Elaine Hochberg, Vice President-Marketing as set forth in the table set forth at "Options Granted in Fiscal 1998" in the amount set forth therein. The Stock Option Committee determined to continue the Company's long-standing policy of utilizing the award of stock options (which provide value to the executive over time as growth in the market price of the Company's shares reflects the successful achievement of the Company's business objectives) to identify the success of the Company's executives with the growth in equity value to the Company's shareholders. The size of the award made was determined based upon such officer's contribution to the achievement of the performance objectives described above and the Committee's view of an appropriate equity position to be maintained by the Company's executive officers in light of the Company's market capitalization. Each of these factors was equally considered.

                                          THE BOARD OF DIRECTORS
                                          Howard Solomon
                                          George S. Cohan(1)
                                          William J. Candee, III(1)
                                          Dan L. Goldwasser(1)
                                          Dr. Lester B. Salans(2)
                                          Phillip M. Satow(2)
                                          Kenneth E. Goodman(2)

------------------------

(1) Stock Option Committee Member.

(2) Dr. Salans and Messrs. Satow and Goodman were appointed to the Board in February 1998 and, accordingly, did not participate in the Board's executive compensation determinations described in the report.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

    Howard Solomon, the Company's President and Chief Executive Officer, is a member of the Board and participated in deliberations concerning executive compensation. Mr. Solomon abstained from voting with respect to his own compensation.

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poors Health Care Drugs Index and the Standard & Poors MIDCAP 400 Index over the same period (assuming the investment of $100 in the Common Stock, the S&P Health Care Drugs Index and the S&P MIDCAP 400 on March 31, 1993, and the reinvestment of all dividends).
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FOREST LABORATORIES, INC., THE S & P MIDCAP 400 INDEX
AND THE S & P HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS) INDEX
DOLLARS
                                                                                     FOREST LABORATORIES, INC.     S & P MIDCAP 400
3/93                                                                                                       100                  100
3/94                                                                                                       130                  106
3/95                                                                                                       144                  115
3/96                                                                                                       148                  148
3/97                                                                                                       114                  164
3/98                                                                                                       227                  244
* $100 INVESTED ON 3/31/93 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MARCH 31.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FOREST LABORATORIES, INC., THE S & P MIDCAP 400 INDEX
AND THE S & P HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS) INDEX
DOLLARS
                                                                                     S & P HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS)
3/93                                                                                                                             100
3/94                                                                                                                              92
3/95                                                                                                                             140
3/96                                                                                                                             222
3/97                                                                                                                             285
3/98                                                                                                                             507
* $100 INVESTED ON 3/31/93 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MARCH 31.

                                   PROPOSAL 2
                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

    The stockholders are asked to consider and approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 250,000,000 shares to 500,000,000 shares. A copy of the resolution to be presented for adoption by the stockholders is annexed hereto as Exhibit A.

    The Company's Certificate of Incorporation, as amended, authorizes the Company to issue up to 250,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of June 23, 1998, 80,540,076 shares of Common Stock were issued and outstanding. Additionally, as of that date an aggregate of 16,560,000 shares of Common Stock were reserved for issuance upon the exercise of options or warrants granted or available for grant under the Company's various stock option plans or under stock options and warrants individually granted by the Board of Directors.

    The Board of Directors considers it desirable to have available for issuance sufficient authorized shares of Common Stock to enable the Company to act without delay if favorable opportunities arise to raise additional equity capital or to acquire companies or products by the issuance of shares of Common Stock and otherwise to be in a position to take various steps requiring the issuance of additional shares of Common Stock (including stock splits or stock dividends) that in the judgment of the Board of Directors are in the best interests of the Company. The Company has no current plans, arrangements or understandings regarding the issuance of any of the additional shares of Common Stock for which authorization is sought and there are no negotiations pending with respect to the issuance thereof for any purpose.

    If the proposal to increase the authorized number of shares of Common Stock is approved by the stockholders, the additional shares may be issued at such time and on such terms and conditions as the Board of Directors may determine without further approval by the stockholders, subject to applicable provisions of law and the rules of any securities exchange on which shares of the Common Stock are listed for trading.

    To accomplish the proposed increase in the Company's authorized capital stock, Article FOURTH of the Company's Certificate of Incorporation must be amended as set forth in Exhibit A to this Proxy Statement.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3
                             1998 STOCK OPTION PLAN

    The Board of Directors has adopted, subject to stockholder approval, and recommends the adoption of the Company's proposed 1998 Stock Option Plan ("1998 Plan"), under which options may be granted for an aggregate of 4,000,000 shares of Common Stock prior to May 26, 2008. All of the Company's employees and non-employee directors are eligible to participate in the 1998 Plan.

    The Board of Directors believes that the Company's traditional policy of providing employees and non-employee directors with options (and thereby additional incentive and proprietary interest in the Company's success) has been a material factor in the Company's ability to attract, retain and motivate managerial and professional personnel as well as non-employee directors. As of the date of this Proxy Statement, approximately 700 of the Company's employees, and all four of the Company's non-employee directors, hold options granted under the Company's previously adopted Plans or the Directors' Plan. Only an aggregate of 431,314 shares remain available for option grant under the previously adopted Plans. The Directors' Plan expired on June 9, 1998, so no additional options may be granted thereunder. There are presently stock options outstanding for 10,975,000 shares of Common Stock for employees and 104,000 shares for Directors pursuant to option grants under previous stock option plans and individual stock option grants. Of the 10,975,000 options outstanding, 4,508,504 options (41%) were granted from five to nine years ago and remain unexercised by the Company's senior management. During the past three fiscal years the Company granted a total of 4,043,000 options net of cancellations, of which 1,150,000 options (28%) were granted to officers and the remainder were granted to other employees.

    The Company's operations are continuing to expand with the launch of several new products and the forthcoming launch of Celexa. This expansion includes the addition of 400 sales persons since September 1995 as well as additional personnel in the Company's marketing, scientific affairs, finance and operations areas. Many of these employees have received stock option grants or will become eligible to receive such grants as an incentive for excellent performance.

    The Board of Directors believes that the adoption of the 1998 Plan will enable the Company to continue the Company's policy of offering a competitive compensation package that includes, as a significant element, stock option based compensation which strongly identifies the optionee's personal financial success with the success of the Company as a whole and motivates employees to maximize the potential of the Company's products. The Company is also of the opinion that affording the Board of Directors the right to determine the employees to be granted options and the number of shares as to which options will be granted, will permit the Board of Directors to take into account various factors as well as special circumstances with respect to attracting and retaining particular persons, in making its decision regarding the grant of options.

    The following description of the 1998 Plan is qualified in its entirety by reference to such Plan, a copy of which is attached to this Proxy Statement as Exhibit B and is incorporated by reference herein. Attention is particularly directed to the description thereof in the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

    The 1998 Plan provides, among other things, that options may be granted to employees to purchase shares of Common Stock at a price per share fixed by a committee (the "Committee") composed of the non-employee members of the Board of Directors and, in the case of an incentive stock option ("ISO"), at not less than the fair market value of the applicable class of the Company's Common Stock on the date of option grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Company's securities ("10% Holders")). The Committee may determine, with respect to options granted to employees, the employees to whom options are to be granted, the number of shares subject to each option and the term of each option. The term of options granted to employees may not exceed ten years, five years in the case of an ISO granted to a 10% Holder.

    An initial grant of options (having an exercise price equal to the average price of the Common Stock on the date of grant) covering 14,000 shares of Common Stock will automatically be granted to persons who become non-employee directors from and after the adoption of the 1998 Plan. Twenty-five percent of such options granted to non-employee directors will become exercisable on the date of grant and on each anniversary of such date until all such options are exercisable. The 1998 Plan also provides for the automatic annual grant to each of the Company's non-employee directors of options to purchase 2,000 shares of Common Stock on the date of their annual election or re-election by the Company's shareholders. Such options will become exercisable six months after the date of option grant. Options granted to non-employee directors will have a term of 10 years (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors) and will be at an exercise price equal to the average price of the Company Stock on the American Stock Exchange on the date of grant.

    Options granted under the 1998 Plan may be exercised by the payment in full in cash or by the tendering of shares of Common Stock having a fair market value, as determined by the Committee, equal to the option exercise price. The 1998 Plan provides that the number of shares of Common Stock for which any optionee may be granted options during any twelve-month period may not exceed 300,000 (except that such number shall be 600,000 for the first twelve-month period following the hiring by the Company of a new employee with respect to options granted to such employee).

    The principal federal income tax consequences of the issuance and granting of options will be as follows:

    (a) ISO's: Although an individual can receive an unlimited number of ISO's during any calendar year, the aggregate fair market value (determined at the time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Company's Plans) cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of such dollar limits. For purposes of computing an optionee's regular tax liability, an optionee will not realize taxable income for federal income tax purposes upon the grant or exercise of an ISO and the Company will not be entitled to a deduction in connection with the grant or the exercise of the option. For purposes of the alternative minimum tax only, stock acquired pursuant to the exercise of an ISO will be subject to the rules applicable to non-ISO's. Thus, in general, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the "Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a non-qualifying disposition in the year of exercise. If the Optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead, the Optionee is not subject to the alternative minimum tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each Optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISO's and the disposition of shares acquired thereby.

    Provided that the optionee does not dispose of the shares acquired upon the exercise of an ISO within two years from the date of grant or within one year from the date of exercise, the net gain realized on the sale or other taxable disposition of the shares is subject to tax at capital gains tax rates. If Common Stock acquired pursuant to the exercise of an ISO is disposed of within the two year or one year periods mentioned above, any gain realized by the optionee generally will be taxable at the time of such disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised, or (b) the amount realized on such disposition, and (ii) short-term, mid-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO is exercised. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized. The Company will be required to satisfy any applicable withholding requirements in order to be entitled to a tax deduction.

    If the optionee pays the option exercise price by transferring to the Company shares of its stock, the optionee will generally not recognize any gain or loss with respect to the transfer of such shares, and the optionee will have a tax basis in the shares acquired equal to the amount of cash plus the adjusted tax basis of any shares transferred by such optionee to the Company. (But see the discussion above relating to the alternative minimum tax.) However, if the transferred shares were themselves acquired by the Optionee upon the exercise of an ISO and the transfer of such shares to the Company occurs within the two-year period or the one-year period referred to above, the optionee will generally recognize gain in connection with such transfer to the extent the fair market value of the transferred shares exceeds the tax basis with respect to such shares.

    (b) Non-ISO's: There is no limit (subject to the limit contained in the 1998 Plan and described above with respect to the maximum number of options that may be granted to an optionee) on the aggregate fair market value of stock covered by options that do not qualify as ISO's that may be granted to an individual in any year or on the aggregate fair market value of non-ISO's that first become exercisable in any year. Generally, no taxable income will be recognized by the employee and no deduction will be allowed to the Company upon the grant of a non-ISO. Upon the exercise of a non-ISO, the optionee will realize an amount of ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the option price (even though the optionee will have received no cash), and the Company will be entitled to a deduction in the same amount. Any difference between the higher of such market value or exercise price and the price at which the optionee may subsequently sell the shares will be treated as a short-term, mid-term or long-term capital gain or loss.

    (c) Limitations on the Company's compensation deduction: Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Although the Company intends that the 1998 Plan will satisfy the requirements that option grants thereunder be considered performance-based for purposes of Section 162(m) of the Code, there can be no assurance such awards will satisfy such requirements.

    (d) State and local income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of options and option stock. Optionees should consult their personal tax advisors with respect to the specific state, local and other tax effects on them of option grants, exercises and stock dispositions.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE 1998 PLAN.

                                   PROPOSAL 4
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

    The firm of BDO Seidman, LLP has audited the financial statements of the Company for each of the three fiscal years ended March 31, 1998. The Board of Directors desires to continue the services of BDO Seidman, LLP for the current fiscal year ending March 31, 1999. Accordingly, the Board of Directors will recommend to the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of BDO Seidman, LLP to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF BDO SEIDMAN, LLP

                                 MISCELLANEOUS

ANNUAL REPORT

    The Company's 1998 Annual Report is being mailed to stockholders contemporaneously with this Proxy Statement.

FORM 10-K

    UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MARCH 31, 1998. REQUESTS SHOULD BE MAILED TO CORPORATE SECRETARY, FOREST LABORATORIES, INC., 909 THIRD AVENUE, NEW YORK, NEW YORK 10022.

COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company and a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether either measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed by the Company in respect of the Meeting as of the date of this Proxy Statement, and the Company is unable to estimate the costs to it of any such services.

PROPOSALS OF SECURITY HOLDERS

    Proposals of security holders to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than March 3, 1999.

    Stockholders are urged to send in their proxies without delay.

                                          WILLIAM J. CANDEE, III,
                                          SECRETARY

Dated: June 30, 1998

                                                                       EXHIBIT A

    RESOLVED, that the first paragraph of Article FOURTH of the Company's Certificate of Incorporation be amended to read as follows:

    "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 501,000,000, of which 500,000,000 shares of the par value of $.10 per share are to be Common Stock, and 1,000,000 shares of the par value $1.00 per share are to be Preferred Stock ("Series Preference Stock")."

                                                                       EXHIBIT B

                             1998 STOCK OPTION PLAN
                                       OF
                           FOREST LABORATORIES, INC.
                            ------------------------

    1. THE PLAN. This 1998 Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Forest Laboratories, Inc. (the "Corporation") by specified employees and non-employee directors of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

    2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options (as hereinafter defined) and non-Incentive Stock Options granted under the Plan (the "Options") shall be 4,000,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") composed of the non-employee members of the Board which shall have plenary authority, in its discretion, to determine, with respect to options granted to employees, the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the terms of each Option, and the nature of the Option (i.e., whether an Incentive Stock Option or a non-Incentive Stock Option). The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

    4.  PERSONS ELIGIBLE FOR OPTIONS.

        A. All employees and non-employee directors of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

        B. An option to purchase 14,000 shares of Stock shall automatically be granted under the Plan to each non-employee director who is appointed or elected to the Board after the date hereof and prior to the expiration of the Plan on the date of the appointment or election of such non-employee director. Each Option granted under this Section 4B shall be exercisable immediately as to 25% of the number of shares of Stock covered thereby and shall become exercisable for an additional 25% of the number of shares of Stock covered thereby on each of the three succeeding anniversaries of the grant of such Option.

        C. An option to purchase 2,000 shares of Stock shall automatically be granted under the Plan to each then serving non-employee member of the Corporation's Board annually on the date of his election or re-election by the Corporation's stockholders. Each option granted pursuant to this Section 4C shall become exercisable as to all shares of Stock covered thereby from and after the expiration of six months from the date of option grant.

    5. TERM OF PLAN. The Plan shall terminate on, and no Options shall be granted after May 26, 2008 provided that the Committee may at any time terminate the Plan prior thereto.

    6. MAXIMUM OPTION GRANT. With respect to Options which are intended to qualify as Incentive Stock Options, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which ISO's granted to any employee (whether under this Plan or under any other stock option plan of the Corporation) become exercisable for the first time in any calendar year may not exceed $100,000. The number of shares of Stock for which any employee may be granted Options under the Plan during any twelve-month period shall not exceed 300,000 (except that such number shall be 600,000 for the first twelve-month period following the hiring by the Corporation of a new employee with respect to Options granted to such employee).

    7. OPTION PRICE. Each Option shall state the option price, which shall be, in the case of Incentive Stock Options and options granted to non-employee directors, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% of such fair market value in the case of an Incentive Stock Option granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be the mean between the high and low prices of the Stock on the American Stock Exchange on the date of the granting of the Option.

    8.  TERM OF OPTIONS.

        A. The term of each Option granted to an employee shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an Incentive Stock Option granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

        B. The term of each option granted to a non-employee director shall be for a period of ten years from the date of granting thereof.

    9. EXERCISE OF OPTIONS. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares). In addition, options granted to employees may not be exercised, (a) prior to the expiration of at least six months from the date of grant and (b) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraph 12. The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option, provided that such shares have been beneficially owned by the Optionee for at least six months. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

    10. NON-TRANSFERABILITY OF OPTIONS. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. Options that do not qualify as ISO's shall be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only partners. A transferred Option shall be subject to all of the same terms and conditions as if such Option had not been transferred.

    11. FORM OF OPTION. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., whether an Incentive Stock Option or non-Incentive Stock Option) and which shall be in such form as the

Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

    12. TERMINATION OF SERVICE OR DEATH OF OPTIONEE. Upon the termination of an Optionee's service as an employee or director of the Company, or the death or disability of an Optionee, an Option shall be exercisable (to the extent that such Option was exercisable at the time of the termination of service of the Optionee or at the time of the death of the Optionee, as the case may be): (i) In the case of a non-ISO, during the period that ends six months following the date the Optionee ceases to be an employee or non-employee director of the Company for any reason, or (ii) in the case of an ISO, during the period that ends six months following the date the Optionee ceases to be an employee of the Company due to the Optionee's disability (within the meaning of Section 22(e)(3) of the Code) or death or three months following the date the Optionee ceases to be an employee of the Company for any reason other than disability or death.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an Optionee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

    14. STOCKHOLDER AND STOCK EXCHANGE APPROVAL. This Plan is subject to and no Options shall be exercisable hereunder until after (i) the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board and (ii) the approval by the American Stock Exchange, Inc. of a listing application covering the shares of Stock covered by this Plan.

    15. AMENDMENT OF THE PLAN. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 13), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option price, in the case of ISO's, below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) materially increase the benefits accruing to participants under the Plan, (vi) modify the requirements as to eligibility for participation in the Plan, or (vii) with respect to Options which are ISO's, amend the Plan in any respect that would cause such Options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

    16. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

    17. CODE REFERENCES AND DEFINITIONS. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422 of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

                          FOREST LABORATORIES, INC.

     PROXY - FOR THE ANNUAL MEETING OF STOCKHOLDERS - AUGUST 21, 1998


      The undersigned stockholder of FOREST LABORATORIES, INC., revoking any previous proxy for such stock, hereby appoints Howard Solomon and Kenneth E. Goodman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of FOREST LABORATORIES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 21, 1998 at 10:00 A.M. at Chase Manhattan Corporate Headquarters, 270 Park
Avenue, New York, New York, and any adjourments thereof on all matters coming before said meeting.

      In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which this proxy is given FOR proposals 1, 2, 3 and 4, each of which are set forth on this card.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The Board of Directors Recommends a Vote FOR 1, 2, 3 and 4.
                        (continued on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                              Please mark
                                                              your votes as  /X/
                                                              indicated in
                                                              this example

                                                                                                            FOR   AGAINST   ABSTAIN
                                    FOR ALL     WITHHOLD         2. Ratification of Amendment of the
                                    NOMINEES    AUTHORITY           Company's Certificate of Incorporation  / /     / /       / /
1. Election of seven Directors:                                     to authorize additional shares of the
   Howard Solomon,                    / /          / /              Company's Common Stock
   William J. Candee, III,
   George S. Cohan,                                              3. Ratification of 1998 Stock Option Plan  / /    / /       / /
   Dan L. Goldwasser,
   Lester B. Salans,                                             4. Ratification of BDO Seidman, LLP        / /    / /       / /
   Kenneth E. Goodman,                                              as Accountants
   Phillip M. Satow.                                                                                        / /    / /       / /

                                                                    PLEASE MARK BOXES IN BLUE OR BLACK INK
--------------------------------------------------------------      PLEASE SIGN, DATE AND MAIL IN THE ENVELOPE PROVIDED
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided above.)








(Signature)_______________________________________ (Signature)_______________________________________    Dated_____________________
Please sign here exactly as your name(s) appear(s) on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.
-----------------------------------------------------------------------------------------------------------------------------------
                                                     FOLD AND DETACH HERE